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                          AGREEMENT AND PLAN OF MERGER

                                      AND

                                 REORGANIZATION

                                  BY AND AMONG

                          ROBOTIC VISION SYSTEMS, INC.

                        RVSI SOUTHWEST ACQUISITION CORP.

                                      AND

                           VANGUARD AUTOMATION, INC.



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

                               TABLE OF CONTENTS

ARTICLE I        THE MERGER.............................................   1

                 SECTION 1.1    The Merger                                 1
                 SECTION 1.2    Effective Time of the Merger               1
                 SECTION 1.3    Disclosure Schedules                       2

ARTICLE II       SURVIVING AND PARENT CORPORATIONS......................   2

                 SECTION 2.1    Certificate of Incorporation               2
                 SECTION 2.2    By-Laws                                    2
                 SECTION 2.3    Directors                                  2
                 SECTION 2.4    Officers                                   2
                 SECTION 2.5    Further Action                             3

ARTICLE III      CONVERSION OF SHARES...................................   3

                 SECTION 3.1    Shares of the Company.                     3
                 SECTION 3.2    Subsidiary Shares                          4
                 SECTION 3.3    Exchange of Certificates                   5
                 SECTION 3.4    Shares of Dissenting Shareholders          6
                 SECTION 3.5    Closing                                    7

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........   7

                 SECTION 4.1    Organization and Qualification             7
                 SECTION 4.2    Capitalization                             7
                 SECTION 4.3    Subsidiaries                               8
                 SECTION 4.4    Authority                                  9
                 SECTION 4.5    Contracts; No Default                      9
                 SECTION 4.6    Litigation                                10
                 SECTION 4.7    Taxes                                     10
                 SECTION 4.8    Employee Benefit Plans; ERISA             12
                 SECTION 4.9    No Violation of Law                       15
                 SECTION 4.10   Environmental Matters                     16
                 SECTION 4.11   Insurance                                 19
                 SECTION 4.12   Properties                                19
                 SECTION 4.13   Condition of Assets                       19
                 SECTION 4.14   No Contravention                          20
                 SECTION 4.15   Labor Matters                             20

                 SECTION 4.16   Employees                                 20
                 SECTION 4.17   Financial Statements                      21
                 SECTION 4.18   Absence of Certain Changes or Events      21
                 SECTION 4.19   Customers and Suppliers                   22
                 SECTION 4.20   Intellectual Property; Software           22
                 SECTION 4.21   Business Locations                        23
                 SECTION 4.22   Directors, Officers and Compensation
                                  of Employees                            24
                 SECTION 4.23   Books, Records and Accounts               24
                 SECTION 4.24   Brokers and Finders                       24
                 SECTION 4.25   Tax Matters                               24
                 SECTION 4.26   No Omissions or Untrue Statements         25
                 SECTION 4.27   Securities Laws and Restrictive Legends   25


ARTICLE V        REPRESENTATIONS AND WARRANTIES OF PARENT..............   25

                 SECTION 5.1    Organization and Qualification of
                                  Parent                                  26
                 SECTION 5.2    Capitalization                            26
                 SECTION 5.3    The Subsidiaries                          26
                 SECTION 5.4    Parent's Authority                        27
                 SECTION 5.5    The Subsidiary's Authority                28
                 SECTION 5.6    Contracts; No Default                     28
                 SECTION 5.7    Litigation                                28
                 SECTION 5.8    Taxes                                     29
                 SECTION 5.9    ERISA                                     29
                 SECTION 5.10   No Violation of Law                       29
                 SECTION 5.11   No Contravention                          30
                 SECTION 5.12   Labor Matters                             30
                 SECTION 5.13   Environmental Matters                     30
                 SECTION 5.14   Financial Statements                      31
                 SECTION 5.15   Absence of Certain Changes or Events      31
                 SECTION 5.16   Parent's SEC Reports                      32
                 SECTION 5.17   No Omissions or Untrue Statements         32
                 SECTION 5.18   Brokers and Finders                       32
                 SECTION 5.19   Tax Matters                               32
                 SECTION 5.20   Properties                                32
                 SECTION 5.21   Books, Records and Accounts               33
                 SECTION 5.22   Intellectual Property                     33
                 SECTION 5.23   Absence of Intention                      33

ARTICLE VI       CONDUCT OF BUSINESS PENDING THE MERGER................   33

                 SECTION 6.1    Conduct of Business Prior to Effective
                                  Time                                    33
                 SECTION 6.2    Additional Covenants of the Company       34
                 SECTION 6.3    No Solicitation                           35
                 SECTION 6.4    Management Agreement                      36

ARTICLE VII      ADDITIONAL AGREEMENTS.................................   36

                 SECTION 7.1    Furnishing of Information                 36
                 SECTION 7.2    Stockholder Approval                      36
                 SECTION 7.3    NASDAQ National Market                    37
                 SECTION 7.4    Undertaking of Parent Prior to Effective
                                  Time                                    37
                 SECTION 7.5    Agreement to Cooperate                    37
                 SECTION 7.6    Public Statements                         38
                 SECTION 7.7    Agreements of Affiliates                  38
                 SECTION 7.8    Assurances Relating to Tax Matters
                                  Certificate                             38
                 SECTION 7.9    Disclosure Supplements                    38
                 SECTION 7.10   Satisfaction of Conditions Precedent      39
                 SECTION 7.11   Filing of Form S-3 Registration
                                  Statement                               39
                 SECTION 7.12   Filing of Form S-8 Registration
                                  Statement                               39
                 SECTION 7.13   Continuing Director and Officer
                                  Indemnification                         39

ARTICLE VIII     CONDITIONS............................................   40

                 SECTION 8.1    Conditions to Each Party's Obligations
                                  to Effect the Merger                    40
                 SECTION 8.2    Conditions to Obligations of the
                                  Company to Effect the Merger            40
                 SECTION 8.3    Conditions to Obligations of Parent and
                                  Subsidiary to Effect the Merger         42

ARTICLE IX       TERMINATION AND ABANDONMENT...........................   43

                 SECTION 9.1    Termination                               43
                 SECTION 9.2    Effect of Termination                     44
                 SECTION 9.3    Amendment                                 44
                 SECTION 9.4    Waiver                                    44
                 SECTION 9.5    Expenses                                  44

ARTICLE X        MISCELLANEOUS.........................................   45

                 SECTION 10.1   Non-Survival of Representations and
                                  Warranties                              45
                 SECTION 10.2   Succession and Assignments; Third
                                  Party Beneficiaries                     45
                 SECTION 10.3   Notices                                   45
                 SECTION 10.4   Construction                              46
                 SECTION 10.5   Counterparts                              46
                 SECTION 10.6   No Implied Waiver; Remedies               46
                 SECTION 10.7   Entire Agreement                          46
                 SECTION 10.8   Headings                                  47
                 SECTION 10.9   Severability                              47

                                LIST OF EXHIBITS


EXHIBIT I         Certificate of Merger


EXHIBIT II        Form of Tax Matters Certificate of the Company


EXHIBIT III       Form of Tax Matters Certificate of Parent


EXHIBIT IV-1 &    Form of Affiliate's Agreement of the Company
EXHIBIT IV-2      Form of Affiliate's Agreement of Parent


EXHIBIT V         An opinion from Cooperman Levitt Winikoff Lester
                  & Newman, P.C., counsel to Parent and the Subsidiary, dated the Closing Date


EXHIBIT VI An opinion from Snell & Wilmer L.L.P., counsel to the Company, dated the Closing Date

                              AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of October 30, 1997 (the "Agreement"), by and among ROBOTIC VISION SYSTEMS, INC., a Delaware corporation ("Parent"), RVSI SOUTHWEST ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (the "Subsidiary"), and VANGUARD AUTOMATION, INC., a Delaware corporation (the "Company").

                     -------------------------------------

     The Boards of Directors of Parent, the Subsidiary and the Company have approved the merger of the Subsidiary with and into the Company pursuant to this Agreement (the "Merger") and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein. The Company and the Subsidiary are hereinafter sometimes collectively referred to as the "Constituent Corporations".

     It is intended that the Merger shall qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Merger shall be recorded for accounting purposes as a pooling of interests.

     Parent and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2 below), the Subsidiary shall be merged with and into the Company in accordance with the provisions of Section 251 of the Delaware General Corporation Law (the "DGCL"), with the effect provided in Sections 259 - 261 of the DGCL, and the separate existence of the Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware.

     SECTION 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time, as soon as practicable on or after the Closing Date, as defined in Section 3.5 (the "Effective Time"), as a Certificate of Merger, in the form set forth as

Exhibit I hereto, is filed with the Secretary of State of the State of Delaware (the "Merger Filing").

     SECTION 1.3 DISCLOSURE SCHEDULES. (a) Within five business days following the date of execution of this Agreement, the Company shall deliver a schedule relating to the Company and the Company Subsidiaries, as defined in
Section 4.3 (the "Company Disclosure Schedule"), and (b) simultaneously with the execution of this Agreement, Parent shall deliver a schedule relating to Parent and the Parent Subsidiaries, as defined in Section 5.3 (the "Parent Disclosure Schedule" and collectively, with the Company Disclosure Schedule, the "Disclosure Schedules"), setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement. Should the Company Disclosure Schedule reveal or disclose events, circumstances or qualifications of the representations and warranties of the Company set forth in this Agreement that was not previously known by or disclosed to Parent and that Parent, in its good faith determination, concludes constitutes a Material Adverse Effect (as defined in Section 4.1) with respect to the Company, then Parent shall have the right to terminate this Agreement, as set forth in Section 9.1(b), within three business days of the delivery to Parent of the Company Disclosure Schedule to it.


                                   ARTICLE II

                       SURVIVING AND PARENT CORPORATIONS

     SECTION 2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Subsidiary as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

     SECTION 2.2 BY-LAWS. The By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the DGCL.

     SECTION 2.3 DIRECTORS. The sole director of the Subsidiary at the Effective Time shall, from and after the Effective Time, be the sole director of the Surviving Corporation until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

     SECTION 2.4 OFFICERS. The officers of the Subsidiary at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

     SECTION 2.5 FURTHER ACTION. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are necessary or desirable to vest, perfect, confirm of record or otherwise in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of either of the Constituent Corporations by reason of, or as a result of, the Merger, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name of and on behalf of each of the Constituent Corporations or otherwise, all such instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm or record title to all such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.


                                  ARTICLE III

                              CONVERSION OF SHARES

     SECTION 3.1 SHARES OF THE COMPANY. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

     (a) Each share of (i) common stock, par value $.001 per share, of the Company ("Company Common Stock"), (ii) Series A Preferred Stock, par value $.001 per share of the Company, (iii) Series AA Convertible Preferred Stock, par value $.001 per share of the Company, and (iv) Series AA-2 Convertible Preferred Stock, par value $.001 per share of the Company (collectively, together with Company Common Stock, "Company Stock"), other than shares of Company Common Stock held of record or beneficially by Parent, Subsidiary, Parent Subsidiaries and/or their affiliates, issued and outstanding at the Effective Time excluding shares as to which appraisal rights have been perfected in accordance with
Section 262 of the DGCL), subject to the terms and conditions of this Agreement, shall be converted into the right to receive and become exchangeable for (the "Exchange Ratio") .090770 of a share of common stock, $.01 par value, of Parent ("Parent Common Stock"); provided, however that if, prior to the Closing Date,
                         --------
Parent should split, recapitalize, reclassify or combine Parent Common Stock, or pay or grant to all stockholders of Parent a stock dividend or other stock distribution in Parent Common Stock or rights to acquire Parent Common Stock or otherwise change Parent Common Stock into any other securities, then the Exchange Ratio will be appropriately adjusted to fully reflect the effect of such split, recapitalization, reclassification, combination, stock dividend or other distribution or change.

     (b) In addition, each of the options to acquire up to an aggregate of 1,731,501 shares of Company Common Stock granted either under the Company's 1993 Incentive Stock Option Plan (the "Company Plan") or other than pursuant to the Company Plan that were issued and outstanding on October 29, 1997, as well as each of the warrants to acquire up to an aggregate of 2,000,000 shares of Company Common Stock that were issued and outstanding on October 29, 1997 (collectively, "Company Purchase Rights"), all of which are referred to in
Section 4.2 of the Company Disclosure Schedule (to the extent not exercised prior to the Effective Time), shall be assumed by Parent and converted into like rights to purchase shares of Parent Common Stock with the respective number of shares issuable upon exercises of Company Purchase Rights and the respective exercise prices thereof being appropriately adjusted in accordance with the Exchange Ratio; provided, however, that in the case of options intended to
                --------  -------
qualify as "incentive stock options" pursuant to Section 422 of the Code, any such adjustment shall be made in such a manner as not to disqualify such options as "incentive stock options". From and after the Effective Time, this Agreement shall be the sole required evidence of such assumption, regardless of whether a new instrument is issued by Parent in exchange for the instrument representing any Company Purchase Right. Promptly after the Effective Time, Parent shall provide notice to all holders of Company Purchase Rights who have not previously been notified of the amended terms of such Company Purchase Rights pursuant to this Section 3.1(b).

     (c) Prior to the Effective Time, the Company shall (i) obtain any required consents from holders of outstanding options to purchase Company Common Stock granted under the Company Plan and (ii) make any amendments to the terms of the Company Plan or any award granted thereunder that, in the case of either (i) or
(ii), are necessary to give effect to the transactions contemplated by this
Section 3.1; provided, however, that any such consents and amendments shall not
             --------  -------
change the vesting of such options in accordance with their current terms.

     (d) No rights to receive fractional shares of or interests in fractional Parent Common Stock shall arise under this Agreement, and no certificates or scrip representing fractional Parent Common Stock shall be issued hereunder. Upon surrender of a certificate or certificates previously evidencing Company Common Stock, any fractional share interest or interests in Parent Common Stock which the holder of such certificate or certificates would otherwise be entitled to receive shall be paid by Parent to such holder by check in an amount equal to such fractional share interest or interests pro rata value based upon $14.706 for each full share of Parent Common Stock.

     SECTION 3.2 SUBSIDIARY SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Subsidiary, each issued and outstanding share of Common Stock, $.01 par value, of the Subsidiary ("Subsidiary Common Stock") shall be converted into one share of common stock, $.001 par value, of the Surviving Corporation ("Surviving Corporation Common Stock").

     SECTION 3.3 EXCHANGE OF CERTIFICATES. (a) From and after the Effective Time, each holder of an outstanding certificate, which immediately prior to the Effective Time represented shares of Company Stock (the "Company Certificates"), shall cease to have any right as a stockholder of the Company and such holder's sole rights shall be to receive in exchange for such holder's Company Certificates, upon surrender thereof to an exchange agent selected by Parent (the "Exchange Agent"), a certificate or certificates (with the legend referred to in Section 4.29 endorsed thereon) representing the number of whole shares of Parent Common Stock which such holder is entitled to receive pursuant to Section 3.1(a) plus cash in lieu of fractional shares, as provided in Section 3.1(d) hereof (collectively, the "Merger Consideration"). Notwithstanding any other provision of this Agreement, (i) until the holders of Company Certificates theretofore representing shares of Company Stock have surrendered such certificates for exchange as provided herein, (A) no dividends shall be paid by the Parent with respect to any shares of Parent Common Stock represented by such Company Certificates and (B) no payment for fractional shares shall be made, provided, in each case, that upon surrender of each such Company Certificate,
--------
the surrendering holder shall receive all such dividends and payments for fractional shares and (ii) without regard to when such Company Certificate is surrendered for exchange as provided herein, no interest shall be paid on any such dividend or payment for fractional shares. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Company Certificate surrendered, or shall establish to the satisfaction of Parent that such tax has been paid or is not applicable. No transfers of Company Common Stock shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

     (b) At or before the Effective Time, Parent shall make available to the Exchange Agent (i) a sufficient number of certificates representing shares of Parent Common Stock required to effect the exchange referred to in Section 3.3(a) and (ii) sufficient funds to permit payment in lieu of fractional shares.

     (c) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of the Company Certificates (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock (and cash in lieu of fractional shares). Upon surrender of the Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor one or more certificates representing that number of whole shares of Parent Common Stock into which the shares of Company Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1(a), in addition to payment for any fractional share or dividend of Parent Common Stock, and the Company Certificates so surrendered shall forthwith be cancelled. Until so surrendered, the Company Certificates from and after the Effective Time, for all purposes other than the payment of dividends and distributions shall represent solely the right to receive the number of whole shares of Parent Common Stock that shall be issued in exchange for such shares of Company Stock and any cash in lieu of fractional Parent Common Stock as contemplated by Section 3.1(d). Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Stock for any shares of Parent Common Stock delivered to a public official as required by applicable abandoned property, escheat or similar laws. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Parent Common Stock held by it from time to time hereunder.

     (d) From and after the Effective Time, Parent shall be entitled to treat outstanding certificates which immediately prior to the Effective Time represented shares of Subsidiary Common Stock as evidencing the ownership of the number of full shares of Surviving Corporation Common Stock, which the holder of the shares of Subsidiary Common Stock represented by such certificates is entitled to receive pursuant to Section 3.2, and the holder of such certificates shall not be required to surrender such certificates for exchange. Shares of Surviving Corporation Common Stock which the holder of shares of Subsidiary Common Stock is entitled to receive in the Merger shall be deemed to have been issued at the Effective Time.

     (e) If any Company Certificate shall have been lost, stolen or destroyed, upon delivery to the Exchange Agent of (i) an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and
(ii) an indemnification undertaking in favor of Parent and the transfer agent for Parent's Common Stock against any claim that may be made against them with respect to such Company Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Company Certificate the applicable Merger Consideration with respect to the shares of Company Stock formerly represented thereby to which such holder is entitled pursuant to Section 3.1.

     SECTION 3.4 SHARES OF DISSENTING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, any shares of Company Stock that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall not have voted in favor of the Merger and who shall have properly demanded in writing and otherwise perfected appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such share of Company Stock held by them in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by shareholders who shall have withdrawn or lost their rights to appraisal of such shares of Company Stock under Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the applicable Merger Consideration.

     SECTION 3.5 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, New York, New York 10022, on the second business day following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time and place as Parent and the Company shall agree (the date on which the closing occurs being the "Closing Date").


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and the Subsidiary as follows, with the knowledge and understanding that Parent and the Subsidiary each is relying upon such representations and warranties:

     SECTION 4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions set forth in Section 4.1 of the Company Disclosure Schedule, and to the knowledge of the Company, such jurisdictions are the only ones in which the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect on the Company. "Material Adverse Effect" means, with respect to the Company or Parent (as applicable), a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of it and (in the case of Parent) its subsidiaries, on a consolidated basis, or on its ability to consummate the transactions contemplated hereby. The copies of the Certificate of Incorporation and By-laws of the Company, as amended to date and delivered to Parent, are true and complete copies of these documents as now in effect. The minute books of the Company and the Company Subsidiaries (as hereinafter defined) are accurate in all material respects.

     SECTION 4.2 CAPITALIZATION. The authorized capital stock of the Company, the classes of capital stock, the number of shares of capital stock of each class or series which are issued and outstanding as of the date hereof, the par value thereof, and the record holders thereof are as set forth in Section
4.2 of the Company Disclosure Schedule. All of such shares of capital stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Except as set forth in the Company Disclosure Schedule or as otherwise disclosed therein and herein or, in the case of the preferred stock of the Company, the conversion features set forth in the Company's Certificate of Incorporation, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Company is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of the Company. Other than as set forth in the Company Disclosure Schedule, there are no outstanding securities convertible or exchangeable, currently or contingently, into Common Stock or any other securities of the Company.

     SECTION 4.3 SUBSIDIARIES. As used herein, the term "Company Subsidiary" shall mean any corporation or other entity of which the Company, directly or indirectly, controls or which the Company owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are, ordinarily or generally, in the absence of contingencies (which contingencies have not occurred) or understandings (which understandings have not yet been required to be performed) entitled to vote for the election of a majority of the board of directors or any similar governing body. Except as set forth in the Company Disclosure Schedule, the Company does not own any capital stock in any other corporation or similar business entity nor is the Company a partner in any partnership or joint venture. The Company Disclosure Schedule describes the state or other jurisdiction of incorporation or organization and the authorized capitalization of each Company Subsidiary. The Company owns the percentage of capital stock of each Company Subsidiary as set forth in Section 4.3 of the Company Disclosure Schedule. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation or organization. Each Company Subsidiary has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect. The copies of the Certificate of Incorporation and By-laws (or comparable governing documents in the case of Company Subsidiaries organized under the laws of countries other than the United States) of each Company Subsidiary, as amended to date and delivered to Parent, are true and complete copies of these documents as now in effect. All of the outstanding shares of capital stock of each of the Company Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. Except as set forth in the Company Disclosure Schedule or as otherwise disclosed therein and herein, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which any Company Subsidiary is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of such Company Subsidiary. Other than as set forth in the Company Disclosure Schedule, there are no outstanding securities convertible or exchangeable, currently or contingently, into common stock or any other securities of any Company Subsidiary.

     SECTION 4.4 AUTHORITY. (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 7.2 below) and the Required Approvals (as defined in Section 4.4(b) below), to consummate the transactions contemplated hereby. Its execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby, except for the Company Stockholders' Approval, and the obtaining of the Required Approvals. This Agreement has been duly and validly executed and delivered by the Company, and constitutes its legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles, whether asserted at law or in equity (collectively, the "Bankruptcy Exception").

     (b) Except for (i) filings in connection with the applicable requirements of the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the making of the Merger Filing in connection with the Merger and (iii) the consents set forth in Section 4.4(b) of the Company Disclosure Schedule (the filings and approvals referred to in clauses (i), (ii) and (iii) are collectively referred to as the "Required Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority or other person is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 4.5    CONTRACTS; NO DEFAULT.

     (a) Section 4.5(a) of the Company Disclosure Schedule consists of a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written) to which the Company or any Company Subsidiary is a party that (i) involve a receipt or an expenditure by the Company or a Company Subsidiary or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Company or a Company Subsidiary, which in each case, relates to a contract, agreement, commitment or instrument that either (A) requires payments in excess of $200,000 per year and receipts in excess of $250,000 per year or (B) is not terminable by the Company or a Company Subsidiary on notice of thirty (30) days or less without penalty or the Company or a Company Subsidiary being liable for damages of $50,000 or more, or (ii) involve an obligation for the performance of services or delivery of goods by the Company or a Company Subsidiary that cannot, or in reasonable probability will not, be performed within one year from the date hereof from the dates as of which these representations are made.

     (b) All of the contracts, agreements, commitments and other instruments described in Section 4.5(a) of the Company Disclosure Schedule (individually, a "Contract" and collectively, the "Contracts") are valid and binding upon the Company or a Company Subsidiary, as applicable, and to the knowledge of the Company, the other parties thereto, and are in full force and effect and enforceable in accordance with their terms, subject to the Bankruptcy Exception and neither the Company nor any Company Subsidiary, nor to the knowledge of the Company, any other party to any Contract, has materially breached any provision of, nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof. To the knowledge of the Company, no stockholder of the Company has received any payment in violation of law from any contracting party in connection with or as an inducement for causing the Company or a Company Subsidiary to enter into any Contract.

     SECTION 4.6 LITIGATION. Except as set forth in Schedule 4.6 of the Company Disclosure Schedule there is no (i) claim, action, suit or proceeding pending or, to the knowledge of the Company, threatened against or directly relating to the Company or any Company Subsidiary before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which the Company, any Company Subsidiary or any of their respective assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either materially impair or preclude the Company's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect on the Company.

     SECTION 4.7    TAXES.    Except as disclosed in Section 4.7 of the Company
Disclosure Schedule: (i) the Company and the Company Subsidiaries have prepared and timely filed or will timely file with the appropriate governmental agencies all material franchise, income and all other material Tax (as hereinafter defined) returns and reports (Tax returns and reports are hereinafter collectively referred to as "Tax Returns") required to be filed for any period on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and/or the Company Subsidiaries (copies of which for the three preceding fiscal years have been delivered to Parent); (ii) all material Taxes of the Company and the Company Subsidiaries (whether or not reported) in respect of the pre-Merger period have been paid in full to the proper authorities or fully accrued for with respect to fiscal periods for which there are available financial statements in such statements and otherwise on the books of the Company, other than such Taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for in accordance with generally accepted accounting principles ("GAAP"); (iii) all deficiencies resulting from Tax examinations of federal, state and foreign income sales and franchise and all other material Tax Returns filed by the Company and the Company Subsidiaries have either been paid or adequately reserved for in accordance with GAAP; (iv) to the Company's knowledge, (a) no material deficiency has been asserted or assessed against the

Company or any of the Company Subsidiaries and is pending, and (b) no examination of the Company or any of the Company Subsidiaries is pending or threatened for any material amount of Tax by any taxing authority (with respect to any such action, Section 4.7 of the Company Disclosure Schedule sets forth the periods at issue and the category of Tax, and the examining authority's and any corresponding revenue agents' reports relating to the issue provided to the Company have been delivered to Parent); (v) no extension of the period for assessment or collection of any material Tax is currently in effect and no extension of time within which to file any material Tax Return has been requested, which Tax Return has not since been filed; (vi) to the Company's knowledge, no material Tax liens have been filed with respect to any Taxes;
(vii) the Company and each of the Company Subsidiaries have not agreed to make any adjustment by reason of a change in their accounting methods that would affect the taxable income or deductions of the Company or any of the Company Subsidiaries for any period ending after the Effective Time; (viii) the Company and the Company Subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees; (ix) there are no Tax sharing agreements or arrangements with any party other than the Company or a Company Subsidiary under which the Company or any Company Subsidiary will have any obligation or liability on or after the Effective Time; (x) to the knowledge of the Company, the Company and the Company Subsidiaries have the net operating loss carryforwards set forth in Section 4.7 of the Company Disclosure Schedule, provided, however, that the Company makes no representation or
          --------  -------
warranty as to the ability of the Surviving Corporation or Parent to use such loss carryforwards after the Effective Time; (xi) the Company and the Company Subsidiaries have no overall foreign losses as defined in Section 904(f)(2) of the Code; (xii) except as set forth in Section 4.7 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has unused foreign tax credits; (xiii) to the Company's knowledge, all payments, other than payments of dividends (including any payments deemed to be the equivalent of a dividend) or Taxes, made or incurred by the Company or any of the Company Subsidiaries since December 31, 1996 will be deductible or capitalizable for Tax purposes including any payments made by the Company or any of the Company Subsidiaries pursuant to any transaction contemplated by this Agreement, except for any payments the failure of which to be deductible or capitalizable would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (xiv) to the Company's knowledge, no income under any arrangement or understanding to which the Company or any of the Company Subsidiaries is a party will be attributed to the Company or any of the Company Subsidiaries which is not represented by income to which the Company or the Company Subsidiary is legally entitled; (xv) to the Company's knowledge, there are no transfer pricing agreements made by the Company with any taxation authority; (xvi) no assets of the Company or any of the Company Subsidiaries is held in an arrangement for which partnership Tax Returns are being filed and neither the Company nor any of the Company Subsidiaries is a partner in any partnership; (xvii) neither the Company nor any of the Company Subsidiaries owns any interest in any "controlled foreign corporation" (within the meaning of Section 957 of the Code), "passive foreign investment company" (within the meaning of Section 1296 of the Code) or other entity the income of which is required to be included in the income of the Company or such Company Subsidiary, whether or not distributed; (xviii) neither the Company nor any of the Company Subsidiaries has made an election under Section 341(f) of the Code; and (xix) the Company is not obligated to make any payments that would constitute excess parachute payments within the meaning of Section 280G of the Code.

     "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts.

     SECTION 4.8    EMPLOYEE BENEFIT PLANS; ERISA.  Except as set forth in
Section 4.8 of the Company Disclosure Schedule:

          (a) there are no "employee pension benefit plans" as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees (or former employees) employed in the United States, maintained or contributed by the Company or any of the Company Subsidiaries or any of their ERISA Affiliates (as hereinafter defined), or to which the Company or any of the Company Subsidiaries or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability ("Pension Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in Section 414(b),
(c), (m) or (o) of the Code of which the Company or a Company Subsidiary is a member.

          (b) The Company has delivered to Parent true and complete copies of all "welfare benefit plans" (as defined in Section 3(1) of ERISA) covering employees (or former employees) employed in the United States, maintained or contributed to by the Company or any of the Company Subsidiaries ("Welfare Plans"), all multi-employer plans (as defined in Section 3(37) of ERISA) covering employees (or former employees) employed in the United States to which the Company or any of the Company Subsidiaries or any of their ERISA Affiliates is required to make contributions or otherwise may have any liability, and, to the extent covering employees (or former employees) employed in the United States, all stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance and vacation plans maintained or contributed to by the Company or a Company Subsidiary.

          (c) The Company and each of the Company Subsidiaries, and each of the Pension Benefit Plans and Welfare Plans, are in compliance with the applicable provisions of ERISA and other applicable laws except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (d) All contributions to, and payments from, the Pension Benefit Plans which are required to have been made in accordance with the Pension Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code have been timely made except where the failure to make such contributions or payments on a timely basis would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (e) The Pension Benefit Plans intended to qualify under Section 401 of the Code have been determined by the Internal Revenue Service ("IRS") to be so qualified and, to the Company's knowledge, nothing has occurred with respect to the operation of such Pension Benefit Plans which would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Such plans have been or will be amended on a timely basis to comply with changes to the Code made by the Tax Reform Act of 1986 and other applicable legislative, regulatory or administrative requirements.

          (f) There are (i) no investigations pending, to the knowledge of the Company, by any governmental entity involving the Pension Benefit Plans or Welfare Plans, (ii) no termination proceedings involving the Pension Benefit Plans and (iii) no pending or, to the Company's knowledge, threatened claims (other than routine claims for benefits), suits or proceedings against any Pension Benefit or Welfare Plan, against the assets of any of the trusts under any Pension Benefit or Welfare Plan or against any fiduciary of any Pension Benefit or Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Pension Benefit Plan or against the assets of any trust under such plan, except for those which would not, individually or in the aggregate, give rise to any liability which would have a Material Adverse Effect on the Company, nor, to the Company's knowledge, are there any facts which would give rise to any liability except for those which would not, individually or in the aggregate, have a Material Adverse Effect on the Company in the event of any such investigation, claim, suit or proceeding.

          (g) To the Company's knowledge, none of the Company, any of the Company Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Benefit Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which would be reasonably likely to result in a tax or penalty on the Company or any of the Company Subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA, except any such transaction which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (h) Neither any Pension Benefit Plan subject to Title IV of ERISA nor any trust created thereunder has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof, except any such event which would not, individually or in the aggregate, have a Material Adverse Effect on the Company nor has there been any event with respect to any Pension Benefit Plan requiring disclosure under
Section 4063(a) of ERISA or any event with respect to any Pension Benefit Plan requiring disclosure under Section 4041(c)(3)(C) of ERISA, except any such event which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (i) Neither the Company nor any Company Subsidiary nor any ERISA Affiliate has incurred any currently outstanding liability to the Pension Benefit Guaranty Corporation (the "PBGC") or to a trustee appointed under
Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due. No Pension Benefit Plan has applied for, or received, a waiver of the minimum funding standards imposed by Section 412 of the Code. The information supplied to an actuary by the Company or any of the Company Subsidiaries for use in preparing the most recent actuarial report for a Pension Benefit Plan, if any, is complete and accurate in all material respects.

          (j) Neither the Company, any of the Company Subsidiaries nor any of the ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multi-employer plan, within the meaning of Section 3(37) of ERISA, covering employees (or former employees) employed in the United States.

          (k) With respect to each of the Pension Benefit and Welfare Plans, true, correct and complete copies of the following documents have been delivered to Parent: (i) the current plans and related trust documents, including amendments thereto, (ii) any current summary plan descriptions, (iii) the most recent Forms 5500, financial statements and actuarial reports, if applicable, and (iv) the most recent IRS determination letter, if applicable.

          (l) Neither the Company, any of the Company Subsidiaries, any organization to which the Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, nor any of their ERISA Affiliates has engaged in any transaction, within the meaning of Section 4069(a) of ERISA, except where the liability for which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (m) None of the Welfare Plans maintained by the Company or any of the Company Subsidiaries are retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or except at the expense of the participant or the participant's beneficiary. The Company and each of the Company Subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (n) No liability under any Pension Benefit or Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company or any of the Company Subsidiaries has received notice that such insurance company is in rehabilitation.

          (o) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company or any of the Company Subsidiaries.

          (p) The Company has disclosed to Parent in Section 4.8 of the Company Disclosure Schedule each material Foreign Plan, if any, (as hereinafter defined) to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction. To the Company's knowledge, the Company and each of the Company Subsidiaries and each of the Foreign Plans are in compliance with applicable laws and all required contributions have been made to the Foreign Plans, except where the failure to comply or make contributions would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes hereof, the term "Foreign Plan" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any Company Subsidiary with respect to employees (or former employees) employed outside the United States.

     SECTION 4.9 NO VIOLATION OF LAW. Except as set forth in Section 4.9 of the Company Disclosure Schedule, the Company and each Company Subsidiary is not in violation of and has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any written notice that any investigation or review with respect to it by any governmental or regulatory body or authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each Company Subsidiary has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except for those, the absence of which, alone or in the aggregate, would not have a Material Adverse Effect on the Company (collectively, "Permits"). The Company and each Company Subsidiary (a) has duly and timely filed all reports and other information required to be filed with any governmental or regulatory authority in connection with its Permits, and (b) is not in violation of the terms of any of its Permits, except for such omissions or delays in filings, reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect on the Company.

Section 4.9 of the Company Disclosure Schedule contains a list of Permits.

     SECTION 4.10 ENVIRONMENTAL MATTERS. (a) To the knowledge of the Company, the Company and the Company Subsidiaries and the properties and assets used in their respective businesses (including the Real Properties (as hereinafter defined)) occupied by the Company are in material compliance with all applicable Environmental Laws (as hereinafter defined), which compliance includes, without limitation, the possession of all material licenses, permits, registrations and other governmental authorizations (collectively, "Environmental Authorizations") required under applicable Environmental Laws and material compliance with the terms and conditions thereof. To the Company's knowledge, since December 31, 1994, neither the Company nor any of the Company Subsidiaries has received any communication, whether from a Governmental Authority (as hereinafter defined), citizen group, employee or otherwise, that alleges that the Company or any of the Company Subsidiaries or any of the properties or assets used in their respective businesses (including the Real Properties) is not in full compliance with Environmental Laws. To the Company's knowledge, the Company has all material Environmental Authorizations necessary for the conduct of the businesses of the Company and the Company Subsidiaries at the Closing Date except for those that the failure to possess would not have a Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has been notified by a Governmental Authority since December 31, 1994, nor does the Company have reason to believe, that any such Environmental Authorizations will be modified, suspended or revoked or cannot be renewed or otherwise maintained in the ordinary course of business.

          (b) There is no Environmental Notice (as hereinafter defined) that (i) is pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, (ii) is pending or, to the knowledge of the Company, threatened against any person or entity whose liability for such Environmental Notice may have been retained or assumed contractually or otherwise by the Company or the Company Subsidiaries, or (iii) to the Company's knowledge, could subject Parent or the Subsidiary to any risk of loss or damages, in each case which is reasonably likely to have a Material Adverse Effect.

          (c) Except as set forth in Section 4.10 of the Company Disclosure Schedule, and to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the operation, ownership or use by the Company of any properties or assets (including the Real Properties) currently owned, operated, leased or used by the Company or any of the Company Subsidiaries, including, without limitation, the emission, discharge, disposal or other release of any Hazardous Material (as hereinafter defined) in or into the Environment (as hereinafter defined), that (i) could reasonably be expected to result in the incurrence by the Company or any Company Subsidiary of material liabilities under Environmental Laws, (ii) could reasonably be expected to form the basis of any Environmental Notice relating to a material risk of loss or damage against or with respect to the Company or any of the Company Subsidiaries, or against any persons or entity whose liability for any Environmental Notice may have been retained or assumed (contractually or otherwise) by or could be imputed or attributed by law to the Company or any of the Company Subsidiaries or (iii) could subject Parent or the Subsidiary to any material risk of loss or damages.

          (d) Without in any way limiting the generality of the foregoing, to the Company's knowledge, and except as set forth in Section 4.10 of the Company Disclosure Schedule, (1) there are and have been no underground or above ground storage tanks or other storage receptacles, or related piping used for storage or transport of Hazardous Materials, located on, at or under property (including the Real Properties) owned, operated, leased or used by the Company or any of the Company Subsidiaries, (2) there are and have been no polychlorinated biphenyls used or stored by the Company or any of the Company Subsidiaries, (3) there are and have been no properties (including the Real Properties) currently or formerly owned, operated, managed, leased or used by the Company or any of the Company Subsidiaries (or any of their respective predecessors in interest) at which Hazardous Materials generated, used, owned, managed, stored or controlled by the Company or any of the Company Subsidiaries may have been disposed of or otherwise released into the Environment in violation of the law and (4) there is no friable asbestos contained in or forming part of any building, building component, structure or office space owned, operated, leased or used by the Company or any of the Company Subsidiaries, in each case which is reasonably likely to have a Material Adverse Effect.

          (e) To the Company's knowledge, no lien has been recorded in the public records under Environmental Laws with respect to any properties, assets or facilities (including the Real Properties) owned, operated, managed, leased or used by the Company or any of the Company Subsidiaries.

          (f) To the Company's knowledge, the Company has given Parent, the Subsidiary and their authorized representatives access to all material records and files in its possession relating to actual or potential compliance or liability issues of the Company and the Company Subsidiaries under Environmental Laws, including, without limitation, all reports, studies, analyses, tests or monitoring results pertaining to the existence of Hazardous Materials or any other environmental concern relating to properties, assets or facilities (including the Real Properties) currently or formerly owned, operated, managed, leased, used or controlled by the Company or any of the Company Subsidiaries, or otherwise concerning compliance with or liability under Environmental Laws.

          (g) To the Company's knowledge, there has been no disposal, release, discharge, spillage, uncontrolled loss, seepage or filtration of Hazardous Material on-site at any properties, assets or facilities (including the Real Properties) located in the State of Arizona at which business operations of the Company or any of the Company Subsidiaries are or have been conducted in material violation of the law (the "Properties") and, except as set forth in
Section 4.10 of the Company Disclosure

Schedule, any Hazardous Material which remains on the Properties is being managed in all material respects in accordance with applicable state and Federal law and the regulations adopted thereunder.

          (h)  For purposes of this Agreement:

               (i) "Environment" shall mean any surface water, ground water, or drinking water supply, land surface or subsurface strata, or ambient air and includes, without limitation, any indoor location.

               (ii) "Environmental Laws" shall mean (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 et seq.; (ii) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)9601 et seq.; (iii) the Toxic Substances Control Act, as amended, 15 U.S.C. (S)9601 et seq.; and
          (iv) any other federal or state law or regulation relating to the protection of the Environment.

               (iii) "Environmental Notice" shall mean any written notice or claim by any Governmental Authority or other third party alleging liability (including, without limitation, potential liability for investigatory costs, clean-up costs, governmental costs, compliance costs or harm, injuries or damages to any person, property, natural resources, or any fines or penalties) arising out of, based upon, resulting from or relating to any Environmental Law.

               (iv) "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

               (v) "Hazardous Material" shall mean any substance included within the definition of "hazardous substance," "hazardous waste," "toxic substance," "toxic pollutant," "hazardous pollutant," or any similar term under any Environmental Law and specifically includes polychlorinated biphenyls and petroleum, oil, or petroleum or oil products, derivatives or constituents, including, without limitation, crude oil or any fraction thereof, excluding, however, a substance present only in de minimis quantities that (i) does not present a material risk of harm to public health or the Environment and that
          (ii) would not be the subject of an enforcement action if brought to the attention of appropriate governmental agencies.

               (vi) "Real Property" shall mean all right, title and interest of the Company or any of the Company Subsidiaries (including any leasehold estate) in and to a parcel of real property owned or operated by the

          Company or any of the Company Subsidiaries together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.


     SECTION 4.11 INSURANCE. The Company and each Company Subsidiary is covered by insurance policies, or renewals thereof, as identified and described in Section 4.11 of the Company Disclosure Schedule. Neither the Company nor any Company Subsidiary has received notice from any insurer or agent of such insurer that material improvements or expenditures will have to be made in order to continue such insurance and, so far as known to the Company, no such improvements or expenditures are required (other than premium payments). To the Company's knowledge, there is no material liability under any insurance policy in the nature of a retroactive rate adjustment or loss sharing or similar arrangement except as set forth on the Company Disclosure Schedule.

     SECTION 4.12 PROPERTIES. Except as set forth in Section 4.12 of the Company Disclosure Schedule, the Company and each Company Subsidiary has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of the Company Financial Statements, or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business). The Company and each Company Subsidiary has a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against the Company or a Company Subsidiary, as applicable, and, to the knowledge of the Company, the other parties thereto in accordance with its terms, subject to the Bankruptcy Exception. Neither the Company nor any Company Subsidiary nor to the knowledge of the Company, the other parties thereto are in default in the performance of any material provision thereunder. Neither the whole nor any material portion of the assets of the Company or any Company Subsidiary is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed. Except as set forth in the Company Disclosure Schedule, none of the material assets of the Company or any Company Subsidiary is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

     SECTION 4.13 CONDITION OF ASSETS. The material equipment, fixtures and other personal property of the Company and each Company Subsidiary are in good operating condition and repair (ordinary wear and tear excepted) for the conduct of its respective business as presently being conducted.

     SECTION 4.14 NO CONTRAVENTION. Subject to receipt of the Company Stockholders' Approval and the Required Approvals, or as specified in Section
4.8 of the Company Disclosure Schedule, the making and performance of this Agreement and the other agreements contemplated hereby by the Company will not
(i) conflict with or violate the Certificate of Incorporation or the by-laws of the Company, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective material assets, businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of the Company or any Company Subsidiary under, or create any rights of termination, cancellation or acceleration in any person under, any Contract.

     SECTION 4.15 LABOR MATTERS. None of the Company or any of the Company Subsidiaries is a party to any union contract or other collective bargaining agreement, other than those set forth in Section 4.15 of the Company Disclosure Schedule, true and complete copies of which contracts have been delivered to Parent. Each of the Company and the Company Subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor any of the Company Subsidiaries is engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the knowledge of the Company, any labor strike or stoppage threatened) against or affecting the Company or any of the Company Subsidiaries. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Company or any of the Company Subsidiaries who are not currently organized.

     SECTION 4.16 EMPLOYEES. Except as set forth in Section 4.16 of the Company Disclosure Schedule, each employee of the Company and the Company Subsidiaries with access to proprietary information regarding the Company has entered into a confidentiality/assignment of inventions agreement with the Company, the form of which has previously been delivered to Parent. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or a Company Subsidiary. Except for the Company's current executive officers, neither the Company nor any of the Company Subsidiaries is a party to any employment, management services, consultation or other contract or agreement with any past or present officer, director or employee or, to the Company's knowledge, any entity affiliated with any past or present officer, director or employee with obligations exceeding $100,000 other than those set forth in Section 4.16 of the Company Disclosure Schedule, in each case true and complete copies of which contracts have been delivered to Parent, and other than the agreements executed by employees generally, the forms of which have been provided to Parent.

     SECTION 4.17 FINANCIAL STATEMENTS. Section 4.17 of the Company Disclosure Schedule contains (i) an unaudited interim balance sheet of the Company as of September 30, 1997 and related unaudited income statement and statement of cash flows and (ii) year-end balance sheets, statements of income and cash flows of the Company for each of the years ended December 31, 1996, 1995 and 1994 (collectively, the "Company Financial Statements"). The Company Financial Statements present fairly, in all material respects, the financial position of the Company as of the respective dates and the results of its operations and cash flows for the respective years and periods covered in accordance with GAAP consistently applied (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material). Without limiting the generality of the foregoing, (i) except as set forth in Section
4.17 of the Company Disclosure Schedule, as of the date of the most recent balance sheet comprising a portion of the Company Financial Statements, there was no material debt, liability or obligation of any nature not reflected or reserved against in the Company Financial Statements or in the notes thereto required to be so reflected or reserved in accordance with GAAP; and (ii) there are no assets of the Company, the value of which (in the reasonable judgment of the Company) is materially overstated in the Company Financial Statements. Except as disclosed therein or in Section 4.17 of the Company Disclosure Schedule or as incurred in the ordinary course of business since September 30, 1997, the Company has no known material contingent liabilities (including liabilities for Taxes). Except as disclosed in the Company Disclosure Schedule, the Company is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives."

     SECTION 4.18 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 4.18 of the Company Disclosure Schedule, since September 30, 1997 there has not been:

     (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of the Company and the Company Subsidiaries considered as one enterprise;

     (b) any material damage, destruction or loss of any material properties of the Company and the Company Subsidiaries considered as one enterprise, whether or not covered by insurance;

     (c) any material change in the manner in which the business of the Company and the Company Subsidiaries considered as one enterprise has been conducted;


     (d) any material change in the treatment and protection of trade secrets or other confidential information of the Company or any Company Subsidiary; and

     (e) any occurrence not included in paragraphs (a) through (d) of this Section which has resulted, or which the Company has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on the Company.

     SECTION 4.19   CUSTOMERS AND SUPPLIERS.  Except as set forth in Section
4.19 of the Company Disclosure Schedule, the Company has no knowledge that, either as a result of the transactions contemplated hereby or for any other reason (inclusive of expiration of a contract upon the passage of time), any customer (which accounted for an aggregate amount of 5% or more of the Company's consolidated gross revenues within the preceding 12 months) or material supplier of the Company or any Company Subsidiary will not continue to conduct business with the Company or a Company Subsidiary after the Effective Time in substantially the same manner as it has conducted business with the Company and the Company Subsidiaries in the past.

     SECTION 4.20   INTELLECTUAL PROPERTY; SOFTWARE.   (a)  Section 4.20(a) of
the Company Disclosure Schedule sets forth a complete and correct list in all material respects of all patents, trademarks, tradenames, service marks, service names, brand names and copyright registrations, and applications therefor, applicable to or used in the business of the Company and the Company Subsidiaries, together with a complete list of all licenses granted by or to the Company or a Company Subsidiary with respect to any of the above. All such patents, trademarks, tradenames, service marks, service names, brand names and copyrights are owned by the Company or by a Company Subsidiary, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever, except with respect to the credit agreements listed in Section 4.6 of the Company Disclosure Schedule, or are used by the Company or a Company Subsidiary pursuant to valid licenses. Except as set forth in Section 4.20(a) of the Company Disclosure Schedule, the Company is not currently in receipt of any notice of any violation or infringement of, and neither the Company nor any Company Subsidiary is knowingly violating or infringing in any material respect, the rights of others in any patent, unpatented invention, trademark, tradename, service mark, copyright, trade secret, know-how, design, process or other intangible asset.

          (b) (i)  Except with respect to the credit agreements listed in
Section 4.6 of the Company Disclosure Schedule, except as set forth on Schedule 4.20(b)(i) of the Company Disclosure Schedule, the Company or a Company Subsidiary, as applicable, has title to all material computer software owned by the Company (other than "off-the-shelf" software not customized for its use ("Owned Software")) free and clear of all liens, claims, security interests and encumbrances whatsoever or, including claims or rights of employees, agents, consultants, customers, licensees or other parties involved in the development, creation, documentation, marketing, maintenance, enhancement or licensing of such computer software. Except as set forth in Section 4.20(b)(i) or (ii) of the Company Disclosure Schedule, the Owned Software is not dependent on any Licensed Software (as defined in subsection (ii) below) in order to operate fully in the manner in which it is intended. The source code of any Owned Software has not been published or knowingly disclosed to any other parties, except as set forth on Section

4.20(b)(i) of the Company Disclosure Schedule, and except pursuant to contracts requiring such other parties to keep the source code of any Owned Software confidential. As of the date hereof, to the knowledge of the Company, no such other party has breached any such obligation of confidentiality.

          (ii) Section 4.20(b)(ii) of the Company Disclosure Schedule also sets forth a list of the agreements which require the payment of license fees, rents, royalties or other charges by the Company or a Company Subsidiary with respect to all material software (other than "off-the-shelf" software that has not been customized for its use) under which the Company or a Company Subsidiary is a licensee, lessee or otherwise has obtained the right to use software and the Company or a Company Subsidiary pays a royalty for the use of such software (the
"Licensed Software").   The Company or a Company Subsidiary, as applicable, has
the right and license to use, sublicense, modify and copy Licensed Software, free and clear of any limitations or encumbrances, except as may be set forth in
Section 4.20(b)(ii) of the Company Disclosure Schedule or in the agreements referenced therein. The Company and each Company Subsidiary is in material compliance with all provisions of each license, lease or other similar agreement pursuant to which it has rights to use the Licensed Software. Except as disclosed on Section 4.20(b)(ii) of the Company Disclosure Schedule, none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. Neither the Company nor any Company Subsidiary has published or knowingly disclosed any Licensed Software to any other party except, in the case of Licensed Software which the Company or a Company Subsidiary leases or markets to others, in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. As of the date hereof, to the knowledge of the Company, no party to whom the Company or a Company Subsidiary has disclosed Licensed Software has breached such obligation of confidentiality.

          (iii) The Owned Software and Licensed Software constitute all material software used in the respective businesses of the Company and the Company Subsidiaries (collectively, the "Company Software"). Subject to obtaining the Required Approvals, the transactions contemplated herein will not cause a breach or default under any license, leases or similar agreements relating to the Company Software or impair the ability of Parent and the Company and the Company Subsidiaries to use the Company Software subsequent to the Effective Time in the same manner as the Company Software is currently used by the Company and the Company Subsidiaries. Except as set forth in Section 4.20(a), neither the Company nor any Company Subsidiary is knowingly infringing in any material respect any intellectual property rights of any other person or entity with respect to the Company Software, and, to the knowledge of the Company, no other person or entity is infringing any intellectual property rights of the Company and the Company Subsidiaries with respect to the Company Software.

     SECTION 4.21 BUSINESS LOCATIONS. Neither the Company nor any Company Subsidiary owns or leases any real property in any state or country except as set forth in Section 4.21 of the Company Disclosure Schedule. Neither the Company nor any Company Subsidiary has executive offices or places of business except as otherwise set forth on the Company Disclosure Schedule.

     SECTION 4.22 DIRECTORS, OFFICERS AND COMPENSATION OF EMPLOYEES. There is set forth in Section 4.22 of the Company Disclosure Schedule a true and complete list showing (a) the names of all directors and officers of the Company and the Company Subsidiaries; (b) the names of all salaried persons (other than salespersons) whose aggregate compensation for purposes of tax reporting from the Company and the Company Subsidiaries in the fiscal year ended December 31, 1996 was, or in the fiscal year ending December 31, 1997 is expected to be $100,000 or more per year, together with a statement of the full amount expected to be paid to each such person for services in all capacities to be rendered in the fiscal year ending December 31, 1997, separately including the amounts paid or payable, or expected to be paid or payable, under bonus or incentive arrangements, if any; and (c) the names and titles of all salespersons whose aggregate compensation for purposes of tax reporting from the Company and the Company Subsidiaries in the fiscal year ended December 31, 1996 was, or in the fiscal year ending December 31, 1997 is expected to be, $100,000 or more per year, together with a statement of the base salary, the commission and any amount or amounts under bonus or other incentive arrangements, expected to be paid to each such person in the fiscal year ending December 31, 1997.

     SECTION 4.23 BOOKS, RECORDS AND ACCOUNTS. The Company's books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by the Company and the Company Subsidiaries, and the system of internal accounting controls of the Company and the Company Subsidiaries is sufficient to assure that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     SECTION 4.24 BROKERS AND FINDERS. Except for the fees and expenses payable to Paine Webber or another nationally recognized investment banking firm (as contemplated by Section 8.2(f) hereof), which fees and expenses will be paid by the Company, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     SECTION 4.25 TAX MATTERS. The representations set forth in the form of Tax Matters Certificate of the Company, in substantially the form set forth in
Exhibit II hereto

(the "Company Tax Matters Certificate"), are true and correct in all material respects, and such representations are hereby incorporated herein by reference with the same effect as if set forth herein in their entirety.

     SECTION 4.26 NO OMISSIONS OR UNTRUE STATEMENTS. No representation or warranty made by the Company to Parent in this Agreement, the Company Disclosure Schedule or in any certificate of a Company officer required to be delivered to Parent pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

     SECTION 4.27 SECURITIES LAWS AND RESTRICTIVE LEGENDS. The Company understands that all shares of Parent Common Stock to be issued pursuant to this Agreement, at the time of issuance, will not be registered under the Act and neither such shares nor any interest therein may be sold, assigned, transferred or otherwise disposed of unless they are registered or are disposed of in a transaction that is exempt from such registration. The Company understands that any issuance of Parent Common Stock to its stockholders will be conditioned upon compliance with the provisions of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D promulgated thereunder, or another available exemption from registration. The Company acknowledges that each of its stockholders will need to represent that he is acquiring shares of Parent Common Stock for his own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state. The Company agrees that, so long as required by law, such shares shall be subject to the following restrictions and certificates evidencing such securities and any securities issued in exchange for or in respect thereof shall bear a legend to the following effect:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER REASONABLY REQUESTS)."


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company as follows, with the knowledge and understanding that the Company is relying on such representations and warranties:

     SECTION 5.1 ORGANIZATION AND QUALIFICATION OF PARENT AND SUBSIDIARY. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has all requisite corporate power to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing as a foreign corporation in all jurisdictions set forth in Section 5.1 of the Parent Disclosure Schedule, and to its knowledge, such jurisdictions are the only ones in which the properties owned, leased or operated by Parent or the nature of the business conducted by Parent makes such qualification necessary, except where the failure to be so qualified (individually or in the aggregate) and in good standing will not have a Material Adverse Effect on Parent. The copies of the Certificate of Incorporation and By-laws of Parent and Subsidiary, as amended to date and delivered to the Company, are true and complete copies of those documents as now in effect.

     SECTION 5.2 CAPITALIZATION. The authorized capital stock of Parent consists of 40,000,000 shares of Parent Common Stock. As of October 29, 1997,
there were 21,071,584 shares of Parent Common Stock issued and outstanding.   As
of October 29, 1997, there were 183,196 shares of Parent Common Stock reserved for issuance upon the exercise of outstanding common stock purchase warrants of the Parent ("Warrants"), and 3,866,941 shares of Parent Common Stock reserved for issuance upon the exercise of outstanding options and options or restricted stock which may be granted under the stock incentive plans of Parent ("Parent Plans"). Except for the Warrants and the options and other rights granted under the Parent Plans, there are not as of the date of this Agreement any existing options, warrants, calls, subscriptions or other rights or agreements or commitments obligating Parent to issue or transfer shares of its capital stock or any other securities convertible into or evidencing the right to subscribe for any such shares. All issued and outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock to be issued at the Effective Time and all shares to be issued in connection with Parent's assumption of the Company Purchase Rights shall be, when issued, duly authorized and validly issued, fully paid, non-assessable and free of pre-emptive rights with respect thereto.

     SECTION 5.3    THE SUBSIDIARIES.  Each subsidiary of Parent is set forth in
Section 5.3 of the Parent Disclosure Schedule (collectively, the "Parent Subsidiaries"). As used herein, the term "Parent Subsidiary" shall mean any corporation or other entity of which Parent, directly or indirectly, controls or which Parent owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are, ordinarily or generally, in the absence of contingencies (which contingencies have not occurred) or understandings (which understandings have not yet been required to be performed) entitled to vote for the election of a majority of the board of directors or any similar governing body. Except as set forth in Section 5.3 of the Parent Disclosure Schedule, as of the date of this Agreement, Parent does not own any capital stock (or other ownership interests) in any other corporation or similar business entity nor is Parent a partner in any partnership or joint venture. The Parent Disclosure Schedule describes the state or other jurisdiction of incorporation or organization of each Parent Subsidiary. Parent owns the percentage of capital stock (or other ownership interests specified) of each Subsidiary as set forth in the Parent Disclosure Schedule. Each Parent Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation or organization. Each Parent Subsidiary has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect on Parent. All of the outstanding shares of capital stock (or other ownership interest specified) of each of the Parent Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any persons. Other than as set forth in the Parent Disclosure Schedule, there are no outstanding securities convertible or exchangeable, currently or contingently, into common stock or any other securities of any Parent Subsidiary. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated thereby and hereby, Subsidiary has not and will not have incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements, instruments, commitments, or other arrangements with any person or entity.

     SECTION 5.4 PARENT'S AUTHORITY. (a) Parent has full corporate power and authority to enter into this Agreement and, subject to (i) filings in connection with the applicable requirements of the HSR Act and (ii) the making of the Merger Filing in connection with the Merger (collectively, the "Required Statutory Approvals"), to consummate the transactions contemplated hereby. Parent's Board of Directors has approved and adopted this Agreement and the Merger. No approval of this Agreement or the Merger is required of Parent's stockholders and no other corporate proceedings on Parent's part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent, and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforcement may be limited by the Bankruptcy Exception.

     (b) Except for (i) the Required Statutory Approvals and following the Closing Date, (ii) the filing of the Regulation D Notice with respect to the issuance of shares of Parent Common Stock pursuant to Section 3.1(a) with the SEC and (iii) the filing with the SEC, and the declaration of effectiveness by the SEC, of the respective registration statements of Parent referred to in Sections 7.11 and 7.12 hereof, and any state securities or "blue sky" compliance contemplated by Schedule 7.11 hereto, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority or other person is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approval which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on it.

     SECTION 5.5 THE SUBSIDIARY'S AUTHORITY. Subsidiary has full corporate power and authority to enter into this Agreement and, subject to the Required Statutory Approvals, to consummate the transactions contemplated hereby. Its execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby, except for obtaining the Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by Subsidiary, and constitutes the valid and binding obligation of the Subsidiary, enforceable in accordance with its terms, except that such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     SECTION 5.6 CONTRACTS; NO DEFAULT. All material contracts, agreements, licenses, leases, permits, commitments and understandings, written or oral, connected with or relating in any respect to the present operations of Parent and the Parent Subsidiaries considered as one enterprise (except employment or other agreements terminable at will) are, with the exception of this Agreement, described in Parent's SEC Reports (as hereinafter defined) and listed as exhibits thereto (collectively, the "Parent Contracts"). The Parent Contracts are valid and binding upon Parent or a Parent Subsidiary, as applicable, and to the knowledge of Parent, the Parent Contracts are valid, binding and enforceable by Parent or a Parent Subsidiary, as applicable, against the other parties thereto in accordance with their terms. Neither Parent nor a Parent Subsidiary, as applicable, nor, to the knowledge of Parent, any of the other parties thereto is in material default or breach of any provision of the Parent Contracts, nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under the terms hereof.

     SECTION 5.7 LITIGATION. Except as set forth in Parent's SEC Reports, there is no (i) claim, action, suit or proceeding pending or, to the knowledge of Parent, threatened against or directly relating to Parent or any Parent Subsidiary before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Parent, any Parent Subsidiary or any of their respective assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either materially impair or preclude the Parent's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect on Parent.

     SECTION 5.8 TAXES. Each of Parent and the Parent Subsidiaries have timely filed all Tax Returns required to be filed by it other than Returns which the failure to file would have no Material Adverse Effect on Parent. All such Tax Returns were, when filed, and to Parent's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Parent has paid in full or will pay in full or has adequately reserved against or accrued for in accordance with GAAP all Taxes otherwise assessed against Parent and the Parent Subsidiaries in respect of all periods prior to the Effective Time regardless of whether reflected on any Tax Return. Parent is not a party to any pending action or proceeding by any taxing authority for the assessment of any Tax, and, to the knowledge of Parent, no claim for assessment or collection of any Tax has been asserted against Parent that has not been paid. There are no Tax liens upon the assets of Parent and the Parent Subsidiaries (other than the lien of property taxes not yet due and payable). There is no valid basis, to Parent's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Parent by any governmental authority. To Parent's knowledge, (a) no material deficiency has been asserted or assessed against Parent Subsidiaries and is pending, and (b) no examination of Parent or any Parent Subsidiaries is pending or threatened for any material amount of Tax by any taxing authority (with respect to any such action, Section 5.8 of the Parent Disclosure Schedule sets forth the periods at issue and the category of Tax, and the examining authority's and any corresponding revenue agents' reports relating to the issue provided to Parent have been delivered to the Company).

     SECTION 5.9 ERISA. Each "employee benefit plan" as defined in Section 3(2) of ERISA covering employees (or former employees) employed in the United States, maintained or contributed to by Parent or any of the Parent Subsidiaries or any of their Parent ERISA Affiliates, or to which Parent of any of the Parent Subsidiaries or any of heir Parent ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability ("Parent Pension Benefit Plans") which is intended to qualify under Section 401 of the Code have been determined by the IRS to be so qualified and, to Parent's knowledge, nothing has occurred with respect to the operation of such Parent Pension Benefit Plans which could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. For purposes of this Agreement, "Parent ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code of which Parent or a Parent Subsidiary is a member. Except as set forth in Section 5.9 of the Parent Disclosure Schedule, Parent and each of the Parent Subsidiaries, and each of the Parent Pension Benefit Plans are in compliance with applicable funding requirements and provisions of ERISA and other applicable laws except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 5.10 NO VIOLATION OF LAW. Parent and each Parent Subsidiary is not in violation of and has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Parent. Neither the Parent nor any Parent Subsidiary has received any written notice that any investigation or review with respect to Parent or any Parent Subsidiary by any governmental or regulatory body or authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on Parent.

     SECTION 5.11 NO CONTRAVENTION. The making and performance of this Agreement and the other agreements contemplated hereby by Parent will not (i) conflict with or violate the Certificate of Incorporation or the By-laws of Parent or Subsidiary, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which Parent or any Parent Subsidiary is a party or by which the respective material assets, business, or operations of Parent or any Parent Subsidiary may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of Parent or any Parent Subsidiary under, or create any rights of termination, cancellation, or acceleration in any person under, any Parent Contract other than the consent of lenders referred to in Section 5.11 of Parent Disclosure Schedule (the "Lenders Consent").

     SECTION 5.12 LABOR MATTERS. Each of Parent and the Parent Subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither Parent nor any of the Parent Subsidiaries is engaged in any unfair labor practice or a party to or directly bound by any union or collective bargaining agreement.

     SECTION 5.13 ENVIRONMENTAL MATTERS. To the knowledge of Parent, Parent and the Parent Subsidiaries are in material compliance with all applicable Environmental Laws, which compliance includes, without limitation, the possession of all material Environmental Authorizations required under applicable Environmental Laws and material compliance with the terms and conditions thereof. To Parent's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents arising out of based upon, resulting from or relating to the operation, ownership or use of any properties or assets currently or formerly owned, operated, leased or used by Parent or any of the Parent Subsidiaries, including without limitation, the emission, discharge, disposal or other release of any Hazardous Material in or into the Environment that could reasonably be expected to (i) result in the incurrence of material costs under Environmental Laws or (ii) form the basis of any Environmental Notice relating to a material risk of loss or damage against or with respect to Parent of any of the Parent Subsidiaries (or any of their respective agents). To Parent's knowledge, there has been no disposal, releases, discharge, spillage, uncontrolled loss, seepage or filtration of Hazardous Material at any properties, assets or facilities at which business operations of Parent or any of the Parent Subsidiaries are or have been conducted in material violation of the law.

     SECTION 5.14 FINANCIAL STATEMENTS. The consolidated financial statements of Parent (the "Parent Financial Statements") included in Parent's SEC Reports present fairly, in all material respects, the consolidated financial position of Parent and the Parent Subsidiaries as of the respective dates and the results of its operations and cash flows for the fiscal years and periods covered in accordance with GAAP consistently applied and in accordance with Regulation S-X of the SEC (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material). Without limiting the generality of the foregoing, (i) except as set forth in Section 5.12 of the Parent Disclosure Schedule, as of the date of the most recent balance sheet comprising a portion of the Parent Financial Statements, there was no material debt, liability or obligation of any nature not fully reflected or reserved against in the Parent Financial Statements or in the notes thereto required to be so reflected or reserved in accordance with GAAP; and (ii) there are no assets of Parent or any Parent Subsidiary, the value of which (in the reasonable judgment of Parent) is materially overstated in the Parent Financial Statements. Except as disclosed therein or in Section 5.15 of the Parent Disclosure Schedule or as incurred in the ordinary course of business since June 30, 1997, neither Parent nor any Parent Subsidiary has any known material contingent liabilities (including liabilities for Taxes). Except as set forth in Section 5.15 of the Parent Disclosure Schedule, Parent is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives."

     SECTION 5.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Parent's SEC Reports or in Parent Disclosure Schedule, since June 30, 1997 there has not been:

     (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of Parent and the Parent Subsidiaries considered as one enterprise;

     (b) any material damage, destruction or loss of any material properties of Parent and the Parent Subsidiaries considered as one enterprise, whether or not covered by insurance;

     (c) any material change in the manner in which the business of Parent and the Parent Subsidiaries considered as one enterprise has been conducted;

     (d) any material change in the treatment and protection of trade secrets or other confidential information of Parent or any Parent Subsidiary;

     (e) any occurrence not included in paragraphs (a) through (d) of this
Section 5.16 which has resulted, or which Parent has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on Parent.

     SECTION 5.16 PARENT'S SEC REPORTS. Parent has timely filed with the SEC all reports, registrations and other documents, together with any amendments thereto, required to be filed under the Securities Act and the Exchange Act (all such reports, registrations and documents filed with the SEC since October 1, 1995 are collectively referred to as "Parent's SEC Reports"). As of their respective dates, Parent's SEC Reports complied in all material respects with all rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has provided to the Company a true and complete copy of all of Parent's SEC Reports filed on or prior to the date hereof.

     SECTION 5.17 NO OMISSIONS OR UNTRUE STATEMENTS. No representation or warranty made by Parent to the Company in this Agreement, in the Parent Disclosure Schedule or in any certificate of a Parent officer required to be delivered to the Company pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

     SECTION 5.18 BROKERS AND FINDERS. Except for the fees and expenses payable to BT Alex. Brown Incorporated, which fees and expenses will be paid by Parent, Parent has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     SECTION 5.19 TAX MATTERS. The representations set forth in the form of Tax Matters Certificate of Parent, in substantially the form set forth in
Exhibit III hereto (the "Parent Tax Matters Certificate"), are true and correct in all respects, and such representations are hereby incorporated herein by reference with the same effect as if set forth herein in their entirety.

     SECTION 5.20 PROPERTIES. Except as set forth in Section 5.20 of the Parent Disclosure Schedule, Parent and each Parent Subsidiary has good and marketable title to all of the assets and properties which they purport to own as reflected on the most recent balance sheet comprising a portion of Parent Financial Statements, or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business). Parent and each Parent Subsidiary has a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against the Parent or a Parent Subsidiary, as applicable, and, to the knowledge of Parent, the other parties thereto in accordance with its terms, subject to the Bankruptcy Exception. Neither Parent nor any

Parent Subsidiary nor to the knowledge of Parent, the other parties thereto are
in default in the performance of any material provision thereunder.   Neither
the whole nor any material portion of the assets of Parent or any Parent Subsidiary is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Parent, has any such condemnation, expropriation or taking been proposed. Except as set forth in the Parent Disclosure Schedule, none of the material assets of Parent or any Parent Subsidiary is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

     SECTION 5.21 BOOKS, RECORDS AND ACCOUNTS. Parent's books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by Parent and the Parent Subsidiaries, and the system of internal accounting controls of Parent and the Parent Subsidiaries is sufficient to assure that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     SECTION 5.22 INTELLECTUAL PROPERTY. Parent and each Parent Subsidiary owns or has the right to use the patents, unpatented inventions, trademarks, tradenames, servicemarks, servicenames, copyrights, trade secrets, know-how, design, process and other intangible assets used in the business of Parent and the Parent Subsidiaries free and clear of liens, claims and encumbrances created outside of the ordinary course of business, or as identified in agreements referred to in Parent's SEC Reports. Neither Parent nor any Parent Subsidiary is knowingly violating or infringing the rights of others in any patent, unpatented invention, trademark, tradename, servicemark, copyright, trade secret, know-how, design, process or other intangible asset.

     SECTION 5.23 ABSENCE OF INTENTION. Parent has no present intention to cause the Company, following the Effective Time, to take any action which would require notice to employees under the Worker Adjustment and Retraining Notification Act.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 6.1 CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. Each of Parent (for itself and the Subsidiary) and the Company (which for the purpose of this Section 6.1 shall be deemed to include the Company and the Company Subsidiaries) hereby covenants and agrees to do the following, from and after the date of this Agreement and until the Effective Time, except as otherwise specifically consented to in writing by the other or as specifically contemplated hereby:

     (a) not amend or propose to amend its Certificate of Incorporation or By-Laws;

     (b) conduct its business in the ordinary and usual course of business and consistent with past practice (which in the case of Parent shall be deemed to include business acquisitions in addition to the Merger);

     (c) not (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin-off any assets or businesses, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing; and

     (d) use all reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with it, and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement.

     SECTION 6.2 ADDITIONAL COVENANTS OF THE COMPANY. The Company hereby covenants and agrees to do the following, from and after the date of this Agreement and until the Effective Time, except as otherwise specifically consented to in writing by Parent or as specifically contemplated hereby:

     (a) comply with the terms of the Management Agreement referred to in
Section 6.4;

     (b) not incur or become contingently liable with respect to any indebtedness for borrowed money, except in the ordinary course of business and pursuant to the revolving credit arrangements referred to in Section 4.6(a) of the Company Disclosure Schedule or any successor arrangements thereto, or pursuant to the potential indebtedness to Silicon Valley Bank disclosed in the Company Disclosure Schedule;

     (c) not enter into or amend in any respect any employment, severance, or special pay arrangement with respect to termination of employment or other similar material arrangements or agreements with any directors, officers or key employees;

     (d) not increase the rate of remuneration payable to any of its directors or officers, or, except in the ordinary course of business and consistent with past practices or as required by existing contractual arrangements, to any other employees or other representatives, or agree to do so;

     (e) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law;

     (f) use its best efforts to maintain in force the insurance coverage described in Section 4.11 of the Company Disclosure Schedule;

     (g) not issue, sell, pledge or dispose of, or agree to issue, sell pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, except that it may issue shares of Company Common Stock upon conversion of preferred stock of the Company and upon exercise of outstanding Company Purchase Rights referred to in Section 4.2 of the Company Disclosure Schedule; and

     (h) not (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (ii) take any action (either before or after the Effective
Time) which would jeopardize the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code or as a "pooling of interests" for accounting purposes, (iii) take or fail to take any action which action or failure to take action would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any material assets (except in the ordinary course of business and consistent with past practices),
(v) sell any material assets (except in the ordinary course of business and consistent with past practices), or (vi) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     SECTION 6.3 NO SOLICITATION. The Company agrees that, prior to the Effective Time or the termination or abandonment of this Agreement, the Company and the Company Subsidiaries shall not give authorization or permission to any of their respective directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving the Company or any Company Subsidiary, acquisition of all or any substantial portion of the assets or capital stock of the Company or of the assets of any division or Subsidiary of the Company, or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (an "Acquisition Transaction") or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than Parent or its affiliates) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions expressly contemplated by this Agreement, or contemplated to be a material part thereof. The Company shall advise Parent in writing of any bona fide inquiries or proposals relating to an Acquisition
                  ---- ----
Transaction, within one business day following the Company's receipt of any such inquiry or proposal. The Company shall also promptly advise any person seeking an Acquisition Transaction that it is bound by the provisions of this Section, but without identifying Parent.

     SECTION 6.4 MANAGEMENT AGREEMENT. Between the date of this Agreement and the Effective Time, Parent shall provide operating assistance to the business of the Company in accordance with the terms of the Management Agreement between the Company and Parent entered into contemporaneously with the execution and delivery of this Agreement (the "Management Agreement").


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     SECTION 7.1 FURNISHING OF INFORMATION. Each of Parent and the Company throughout the period prior to the Effective Time shall furnish to the other promptly (a) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or filed by it during such period with the SEC in connection with the transactions contemplated by this Agreement (in case of Parent) or which may have a material effect on its business, properties or personnel and those of its Subsidiaries and (b) such other information concerning its business, properties and personnel and those of its Subsidiaries as the other shall reasonably request; provided, however, that, no furnishing of information pursuant to this Section 7.1 (other than pursuant to Section 1.3) shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties to consummate the Merger. All non-public documents and information furnished to Parent or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement shall be deemed to have been received pursuant to and shall be subject to the provisions of the respective confidentiality and non-disclosure agreements heretofore entered into between Parent and the Company (collectively, the "Confidentiality Agreement"), except that Parent and the Company may disclose such information as may be necessary in connection with seeking the Required Statutory Approvals, the Required Approvals and the Company Stockholders' Approval. The Company shall promptly advise Parent, and Parent shall promptly advise the Company, in writing, of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any Material Adverse Effect on the Company or Parent, as the case may be.

     SECTION 7.2 STOCKHOLDER APPROVAL. The Company shall use all reasonable efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby by required class and series vote at a special meeting of its stockholders duly convened or by other permissible means (the "Meeting") as soon as practicable following the date of execution of this Agreement. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, the Company's Board of Directors shall recommend to the holders of Company Common Stock approval of this Agreement and the transactions contemplated by this Agreement. Parent, in its capacity as the sole stockholder of Subsidiary, has approved and adopted this Agreement and the transactions contemplated by this Agreement upon its execution hereof.

     SECTION 7.3 NASDAQ NATIONAL MARKET. Parent shall use its reasonable best efforts to effect, at or before the Effective Time, authorization for listing on the NASDAQ National Market, upon official notice of issuance, of the shares of Parent Common Stock to be issued upon consummation of the Merger and as a result of the assumption of the Company Purchase Rights.

     SECTION 7.4 UNDERTAKING OF PARENT PRIOR TO EFFECTIVE TIME. The Parent (for itself and the Subsidiary) hereby covenants and agrees as follows, from and after the date of this Agreement and until the Effective Time, except as otherwise specifically consented to in writing by the Company, that it shall not
(i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities,
(ii) take any action (either before or after the Effective Time) which would jeopardize the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code or as a "pooling of interests" for accounting purposes, (iii) take or fail to take any action which action or failure to take action would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, or (iv) enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

     SECTION 7.5 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts to obtain all necessary or appropriate waivers, consents and approvals (including, without limitation, any required under the HSR Act including request for early termination of waiting periods under the HSR Act), to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to obtaining the Required Approvals and the Required Statutory Approvals and the Company Stockholders' Approval; and provided, that nothing in this Section 7.5 shall affect any
              --------
responsibility or obligation specifically allocated to any party in this Agreement.

     SECTION 7.6 PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or making any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation, except that prior review and approval shall not be required if, in the reasonable judgment of the party seeking to issue such release or make such public statement, prior review and approval would prevent the timely dissemination of such release or statement in violation of applicable law, rule, regulation or policy of the NASDAQ National Market, as the case may be.

     SECTION 7.7 AGREEMENTS OF AFFILIATES. Within seven (7) days after the date of this Agreement, each of the Company and Parent shall identify in a letter to the other, after consultation with its outside counsel, all Persons who it believes may be deemed to be "affiliates" of it (and/or, in the case of Parent, of Subsidiary), as that term, in the case of the Company, is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act or
(ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Securities and Exchange Commission ("SEC"), and in the case of Parent and Subsidiary, is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the SEC. Each of the Company and Parent shall use its reasonable best efforts to cause each Person who is so identified by it as a possible Affiliate, to deliver to it prior to the Closing Date, an executed copy of an Affiliate's Agreement substantially in the form of the attached Exhibit IV-1 or IV-2, as applicable (each an "Affiliate's Agreement"), and shall promptly provide a copy of each such Affiliate's Agreement to the other. Prior to the Closing Date, each of the Company and Parent shall amend and supplement its letter referred to above and shall use all reasonable efforts to cause each additional person who is identified therein as a possible Affiliate to execute and deliver a copy of the applicable Affiliate's Agreement in accordance with the foregoing.

     SECTION 7.8 ASSURANCES RELATING TO TAX MATTERS CERTIFICATE. Each of Parent and the Company shall use all reasonable efforts to obtain, as promptly as is practicable following the date hereof and in any event prior to the Effective Time, such oral or written assurances as it reasonably deems sufficient to enable it to execute and deliver to the other a certificate substantially in the form of that attached as an exhibit to the tax matters opinion of the other party's tax counsel referred to in Sections 8.2(e) and 8.3(f) hereof.

     SECTION 7.9 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, and in any event immediately prior to the Effective Time, each of Parent and the Company shall promptly supplement or amend its Disclosure Schedule with respect to any matter hereafter arising that, if existing, occurring, or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or that is necessary to correct any information in such Disclosure Schedule that is or has become inaccurate in any material respect.

     SECTION 7.10 SATISFACTION OF CONDITIONS PRECEDENT. Each of the parties shall use its reasonable best efforts to cause the satisfaction on or before December 31, 1997, of the conditions precedent contained in Article VIII of this Agreement that impose obligations on it or require action on its part or on the part of any of its stockholders or Affiliates.

     SECTION 7.11 FILING OF FORM S-3 REGISTRATION STATEMENT. Parent covenants that, within 10 business days following the Effective Time, it shall prepare and file with the SEC a registration statement under the Securities Act covering resales of the Parent Common Stock, issued pursuant to Section 3.1(a) and the shares of Company Common Stock issuable upon exercise of the common stock purchase warrants owned by Harold Baldauf and thereafter use its reasonable best efforts to have such registration statement declared effective as promptly as is practicable after filing, all in accordance with the procedures set forth in
Schedule 7.11 attached hereto and forming a part hereof. Parent agrees to be bound by the provisions of Schedule 7.11 hereto. Parent is currently eligible to use a registration statement on Form S-3 for the purposes set forth in
Schedule 7.11 and shall use such form (or other eligible form) to register such Parent Common Stock.

     SECTION 7.12 FILING OF FORM S-8 REGISTRATION STATEMENT. Parent covenants that, within 10 business days following the Effective Time, it shall prepare and file with the SEC a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to the assumed Company Purchase Rights (other than the common stock purchase warrants owned by Harold Baldauf and any other Company Purchase Rights not eligible for a registration statement on Form S-8, provided that the same shall be registered pursuant to Section 7.11 in such case). Parent further agrees to keep such registration statement current for so long as the Company Purchase Rights remain outstanding.

     SECTION 7.13 CONTINUING DIRECTOR AND OFFICER INDEMNIFICATION. Parent will indemnify, hold harmless and reimburse expenses (including in advance), for a period of six years following the Effective Time (the "Indemnification Period"), the directors and officers of the Company from and against any and all liabilities, fines, penalties, losses, costs and expenses that any such director or officer may incur by reason of his service as a director or officer of the Company prior to the Effective Time including with respect to this Agreement and the transactions contemplated hereby to the same extent as the Company shall have agreed to indemnify and reimburse expenses such directors and officers as of the date of this Agreement pursuant to the Company's Bylaws or otherwise. In connection with the foregoing, Parent will maintain the separate existence of the Company as a subsidiary of Parent for the duration of the Indemnification Period; provided, that in the event Parent shall sell, liquidate, combine or
        --------
reorganize the Company at any time during the Indemnification Period, adequate provision shall be made as a condition thereto to ensure that the rights of such directors and officers pursuant to this Section 7.13 are preserved for the then remaining duration of the Indemnification Period. During the Indemnification Period, Parent, to the extent it maintains directors' and officers' liability insurance, shall use its reasonable best efforts to include the aforesaid officers and directors of the Company as additional covered persons (assuming that such coverage is available at commercially reasonable rates).


                                  ARTICLE VIII

                                   CONDITIONS

     SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) The Company shall have obtained the Company Stockholders' Approval and holders of no more than the greater of (i) five percent (5%) or (ii) the maximum permitted to achieve pooling treatment, of the aggregate outstanding shares of Company Common Stock and Preferred Stock on an as converted basis shall have perfected dissenters' rights in accordance with the provisions of Section 262(a) and (d) of the DGCL ("Shareholder Approval Condition");

     (b) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted and no governmental challenge shall have been made and be continuing);

     (c) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger;

     (d) All governmental and third party consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby (including without limitation all Required Statutory Approvals, the Lenders Consent and Required Approvals but excluding those approvals or orders contemplated by Sections 7.11 and 7.12) shall have been obtained and be in effect at the Effective Time without any material limitations or conditions; and

     (e) All waiting times and conditions applicable to the Merger under the HSR Act shall have expired and been satisfied.

     SECTION 8.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. Unless waived in writing by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

     (a) Parent and the Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and the Subsidiary contained in this Agreement (without regard to any materiality exceptions or provisions therein) shall be true and correct in all respects on and as of (i) the date made and (ii) the Closing Date (except for those variations, changes and inaccuracies which, taken as a whole, do not result in a Material Adverse Effect with respect to Parent); and the Company shall have received a certificate of the Chairman of the Board and the President or a Vice President of Parent to that effect;

     (b) The Company shall have received an opinion from Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to Parent and Subsidiary, dated the Closing Date, substantially in the form set forth in Exhibit V hereto;

     (c) All of the shares of Parent Common Stock to be issued to the Company's stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NASDAQ National Market upon official notice of issuance; and

     (d) The Company shall have received an opinion of Snell & Wilmer, dated the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, (iii) no gain or loss will be recognized by the Company as a result of the Merger, and (iv) no gain or loss will be recognized by a stockholder of the Company as a result of the Merger with respect to Company Common Stock converted solely into Parent Common Stock. In rendering such opinion, Snell & Wilmer may receive and rely upon representations contained in certificates of Parent, Subsidiary and the Company, including the Company Tax Matters Certificate and the Parent Tax Matters Certificate.

     (e) The Company shall have received from Parent an executed original of the Parent Tax Matters Certificate;

     (f) If required by the Company, the Company shall have received an opinion of Paine Webber, or another nationally recognized investment banking firm, that the Exchange Ratio is fair, from a financial point of view, to the Company's stockholders; and

     (g) The Company shall have received an opinion from Deloitte & Touche LLP, independent public accountants for Parent, dated the Closing Date, addressed to the Company, and supported by a customary letter by Arthur Andersen LLP, independent public accountants for the Company, each in form and substance reasonably satisfactory to the Company, stating that the Merger will qualify as a "pooling of interests" transaction under GAAP;

     (h) All proceedings in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates and other documents delivered to the Company by or on behalf of the Parent pursuant to this Agreement shall be reasonably satisfactory to the Company and its counsel.

     SECTION 8.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUBSIDIARY TO EFFECT THE MERGER. Unless waived in writing by Parent, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

     (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement (without regard to any materiality exceptions or provisos therein) shall be true and correct in all material respects on and as of (i) the date made and (ii) the Closing Date (except for those variations, changes and inaccuracies which, taken as a whole, do not result in a Material Adverse Effect with respect to the Company); and Parent shall have received a Certificate of the President or of a Vice President of the Company to that effect;

     (b) Parent shall have received an opinion from Snell & Wilmer, counsel to the Company, dated the Closing Date, substantially in the form set forth in
Exhibit VI hereto;

     (c) Parent shall have received an opinion from Deloitte & Touche LLP, independent public accountants for Parent, dated the Closing Date, addressed to Parent, and supported by a customary letter by Arthur Andersen LLP, independent public accountants for the Company, each in form and substance reasonably satisfactory to Parent, stating that the Merger will qualify as a "pooling of interests" transaction under GAAP;

     (d) Parent shall have received an opinion of Cooperman Levitt Winikoff Lester & Newman, P.C., dated the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by the Company, Parent or Subsidiary as a result of the Merger, and (iv) no gain or loss will be recognized by a stockholder of the Company as a result of the Merger with respect to Company Common Stock converted solely into Parent Common Stock. In rendering such opinion, Cooperman Levitt Winikoff Lester & Newman may receive and rely upon representations contained in certificates of Parent, Subsidiary and the Company, including the Company Tax Matters Certificate and the Parent Tax Matters Certificate, respectively;

     (e) Parent shall have received all of the Affiliate's Agreements contemplated by Section 7.9 to have been received by it;

     (f) Parent shall have received from the Company an executed original of the Company Tax Matters Certificate;

     (g) Parent shall have received an opinion of BT Alex. Brown, or another nationally recognized investment banking firm, dated as of the Closing Date, that the Exchange Ratio is fair, from a financial point of view, to Parent's public stockholders;

     (h) All shareholder or similar agreements regarding the voting, holding or granting of registration rights with respect to shares of capital stock of the Company shall have been terminated, and evidence of termination satisfactory to Parent shall have been delivered to Parent to the extent of any agreement in which termination is not automatically provided for therein in the event of the consummation of the Merger;

     (i) All proceedings in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates, and other documents delivered to Parent by or on behalf of the Company pursuant to this Agreement shall be reasonably satisfactory to Parent and its counsel.


                                   ARTICLE IX

                          TERMINATION AND ABANDONMENT

     SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company:

     (a) by mutual written consent of the Boards of Directors of Parent and the Company;

     (b) unilaterally by Parent in the event of the Company's material breach when made of any material representation or warranty of the Company contained in this Agreement, or the Company's willful failure to comply with or satisfy any material covenant or condition of the Company contained in this Agreement in each case which is not cured within 30 days of written notice to the Company of the breach, or if the Shareholder Approval Condition is not met or in the event of a Material Adverse Effect with respect to the Company (including, without limitation, the determination of the occurrence of a Material Adverse Effect in the manner contemplated by
     Section 1.3);

     (c) unilaterally by the Company in the event of Parent's material breach when made of any material representation or warranty contained in this Agreement, or the willful failure of Parent or the Subsidiary to comply with or satisfy any material covenant or condition contained in this Agreement in each case which is not cured within 30 days of written notice to Parent of the breach, or in the event of a Material Adverse Effect with respect to Parent or in the event the Shareholder Approval Condition is not met;

     (d) unilaterally by either Parent or the Company if the Merger is not consummated for any reason not specified or referred to in the preceding provisions of this Section 9.1 by the close of business on December 31, 1997 which date may be extended by mutual consent of the parties, provided, however, that the party seeking to terminate this Agreement pursuant to this Section 9.1(d) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the cause of, or shall have resulted in, the failure to consummate the Merger on or before such date; and

     (e) unilaterally by either Parent or the Company if a Governmental Authority shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and non-appealable.

     SECTION 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of any of the Company, Parent or Subsidiary except as set forth in this Section 9.2, the penultimate sentence of Section 7.1 (with respect to confidential and non-public information), and Sections 9.1 and 9.5, which shall survive such termination. Nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

     SECTION 9.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

     SECTION 9.4 WAIVER. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          SECTION 9.5 EXPENSES. Except as otherwise provided in Section 6.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations, warranties, obligations, agreements, and promises of the parties contained in this Agreement and in any schedule, certificate, or other document delivered pursuant to this Agreement, other than those agreements that by their terms are to be performed or otherwise are to apply after the Effective Time (including without limitation the agreements set forth in Sections 7.4, 7.11, 7.12 and 7.13 herein), shall terminate as of, and shall not survive, the Effective Time.

     SECTION 10.2 SUCCESSION AND ASSIGNMENTS; THIRD PARTY BENEFICIARIES. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other parties. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement except with respect to the tax matters provision set forth in Section 7.4 and the indemnification and registration provisions of Sections 7.11, 7.12 and 7.13.

     SECTION 10.3 NOTICES. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be
(i) sent by facsimile transmission (with confirmation of receipt), (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

          (a)  To Parent:

               Robotic Vision Systems, Inc.
               425 Rabro Drive East
               Hauppauge, New York  11788
               Attn:     Pat V. Costa, President
               Fax No.:  (516) 273-6055

               With a copy to:

               Cooperman Levitt Winikoff Lester & Newman, P.C.
               800 Third Avenue
               New York, New York 10022
               Attn:     Ira I. Roxland, Esq.
               Fax No.:  (212) 755-2839

             (b)       To the Company:

                       Vanguard Automation, Inc.
                       10900 N. Stallard Place
                       Tucson, Arizona  85737
                       Attn:     Devin F. Hosea, Acting President
                       Fax No.:  (520) 297-1706


                       With a copy to:

                       Snell & Wilmer
                       One Arizona Center
                       400 E. Van Buren Street
                       Phoenix, Arizona  85004-0001
                       Attn:     Steven D. Pidgeon, Esq.
                       Fax No.:  (602) 382-6070


Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth business day following the date deposited with the United States Postal Service, or (iii) 24 hours after shipment by such courier service.

     SECTION 10.4 CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof except that the effectiveness of the Merger and the rights of shareholders of the Company upon effectiveness of the Merger shall be governed by the DGCL.

     SECTION 10.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

     SECTION 10.6 NO IMPLIED WAIVER; REMEDIES. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     SECTION 10.7 ENTIRE AGREEMENT. This Agreement, including the Exhibits, Schedule and Disclosure Schedules attached hereto and the documents and instruments referred to herein or delivered pursuant hereto, and the Confidentiality Agreement, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

     SECTION 10.8 HEADINGS. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

     SECTION 10.9 SEVERABILITY. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                              ROBOTIC VISION SYSTEMS, INC.


                              By:/s/Steven Bilodeau
                                 -------------------------------------------
                                    Name:  Steven Bilodeau
                                    Title: Executive Vice President


                              RVSI SOUTHWEST ACQUISITION CORP.


                              By:/s/Steven Bilodeau
                                 ----------------------------------------------
                                    Name:  Steven Bilodeau
                                    Title: President


                              VANGUARD AUTOMATION, INC.


                              By:Devin F. Hosean
                                 ----------------------------------------------
                                    Name:  Devin F. Hosea
                                    Title: President